 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2010

Kohlberg Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 MADISON AVENUE NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (212) 455-8300

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2010, Kohlberg Capital Corporation (the “Company”) received a letter from the NASDAQ Stock Market (“NASDAQ”) notifying it that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) because it did not timely file its Annual Report on Form 10-K for the year ended December 31, 2009 (the "2009 10-K") with the Securities and Exchange Commission.

Previously the NASDAQ staff (the “Staff”) had granted the Company an exception until May 17, 2010 to file its delinquent Form 10-Q for the interim period ended September 30, 2009 (the “2009 Third Quarter 10-Q”).  The Company has until April 5, 2010, to submit to NASDAQ an update to its plan to regain compliance with NASDAQ Listing Rule 5250(c)(1) with respect to the 2009 10-K.  If the Staff accepts the update to the Company's plan to regain compliance, any additional Staff exception to allow the Company to regain compliance with all delinquent filings will be limited to a maximum of 180 calendar days from the original due date of the 2009 Third Quarter 10-Q, or May 17, 2010.  The Company intends to submit to NASDAQ by April 5, 2010 an update to its plan to regain compliance with NASDAQ Listing Rule 5250(c)(1).

The Company issued a press release on March 23, 2010 disclosing its receipt of the letter from NASDAQ.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Press Release issued by Kohlberg Capital Corporation dated March 23, 2010

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kohlberg Capital Corporation
(Registrant)

March 23, 2010	/s/ Michael I. Wirth
(Date)	Michael I. Wirth Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit No.	Document

99.1	Press Release issued by Kohlberg Capital Corporation dated March 23, 2010